Exhibit (n)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Craig W. Packer, Bryan Cole and Jonathan Lamm and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form N-2 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 6, 2021. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Name	Title
/s/ Craig W. Packer	Chief Executive Officer, President and Director
Craig W. Packer

/s/ Edward D’Alelio	Chairman of the Board, Director
Edward D’Alelio

/s/ Melissa Weiler	Director
Melissa Weiler

/s/ Christopher M. Temple	Director
Christopher M. Temple

/s/ Eric Kaye	Director
Eric Kaye

/s/ Brian Finn	Director
Brian Finn

/s/ Alan Kirshenbaum	Director and EVP
Alan Kirshenbaum

/s/ Bryan Cole	Chief Operating Officer and Chief Financial Officer
Bryan Cole

/s/ Matthew Swatt	Co-Treasurer and Co-Chief Accounting Officer
Matthew Swatt

/s/ Shari Withem	Co-Treasurer and Co-Chief Accounting Officer
Shari Withem